SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  September 26, 2002

Credit Suisse First Boston Mortgage Securities Corp.
CSFB Home Equity Asset Trust 2002-3

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)
Delaware	333-77054	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Credit Suisse First Boston Mortgage Securities Corp. CSFB Home Equity Asset Trust 2002-3.

In connection with the offering of the Credit Suisse First Boston Mortgage Securities Corp., CSFB Home Equity Asset Trust 2002-3, Credit Suisse First Boston Corporation (“CSFB”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided CSFB with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON
MORTGAGE SECURITIES CORP.

By: /s/ Brian Simons

    Name: Brian Simons

    Title:   Transaction Manager

Dated:  September 26, 2002

Exhibit Index

Exhibit

Page

99.1

Computational Materials                                                                                       6